UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2011

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On November 17, 2011, the Federal Home Loan Bank of New York ("FHLBNY") announced that:

1. Mr. Joseph Melone and Rev. DeForest B. Soaries, Jr. were elected by the FHLBNY’s eligible membership on November 14, 2011 to serve as Independent Directors on the Board of Directors ("Board") of the FHLBNY representing members throughout the FHLBNY’s membership district (i.e., New York, New Jersey, Puerto Rico & the U.S. Virgin Islands) commencing on January 1, 2012 for terms of four years each; and

2. Mr. John R. Buran, President and CEO, Flushing Savings Bank, Lake Success, New York, and Mr. Thomas L. Hoy, Chairman & CEO, Glens Falls National Bank & Trust Company, Glens Fall, New York were elected by the FHLBNY’s eligible New York State members on November 14, 2011 to serve as Member Directors representing FHLBNY members in the State of New York commencing on January 1, 2012 for terms of four years each (Mr. Buran, Mr. Melone, Rev. Soaries, and Mr. Hoy, collectively, the "Elected Directors").

A copy of a report being sent to Bank stockholders providing detailed information about this matter, including biographical information about the Elected Directors, is attached as Exhibit 99.1.

The election of the Elected Directors took place in accordance with the rules governing the election of Federal Home Loan Bank directors contained in the Federal Home Loan Bank Act and in the related regulations of the Federal Housing Finance Agency ("FHFA"), the regulator of the Federal Home Loan Banks. As of the time of this filing, none of the Elected Directors has been named to serve on any committee of the Board for 2012; further, whether the Elected Directors are expected to be named to serve on any committee of the Board for 2012 has not yet been determined. (Mr. Buran, Mr. Melone and Rev. Soaries currently serve on the Board; their terms expire on December 31, 2011. Mr. Buran currently serves on the Board’s Audit and Housing Committees. Mr. Melone currently serves on the Board’s Audit, Government & Congressional Affairs and Strategic Planning Committees. Rev. Soaries currently serves on the Board’s Government & Congressional Affairs and Housing Committees.)

Compensation of the Elected Directors is expected to be in accordance with a 2012 Director Compensation Plan ("Compensation Plan") which will be voted on by the Board at a later time. Details regarding the Compensation Plan will be disclosed after the Compensation Plan is adopted in an appropriate filing with the U.S. Securities and Exchange Commission. In accordance with FHFA regulations, a copy of the Compensation Plan will be provided after adoption to the FHFA Director.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Elected Directors discussed in Item 5.02 of this Current Report on Form 8-K were not elected during the course of any annual or special meeting of the FHLBNY’s security holders, or as the result of a proxy solicitation. They were elected, in accordance with FHFA regulations, by direct vote of the FHLBNY’s eligible security holders. For each open seat, eligible security holders were given the opportunity to cast their votes in favor of a candidate running for the open seat. Security holders did not have the option to cast a vote against a particular candidate, or to cast an ‘abstaining’ vote.

With regard to the election held to fill two open Independent Director seats, 336 FHLBNY members were eligible to vote. Of this number, 185 members voted, representing 55% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Independent Directorships was 10,564,195. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes, and this threshold was passed by both candidates:

* Mr. Melone received 5,819,291 votes, representing 55% of the total number of eligible votes.

* Rev. Soaries received 5,212,281 votes, representing 49 % of the total number of eligible votes.

With regard to the election held to fill two open Member Director seats representing New York State members, 201 FHLBNY members in New York State were eligible to vote. Of this number, 116 members voted, representing 58 % of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Member Directorships was 5,441,028. Mr. Buran received 2,046,652 votes and Mr. Hoy received 1,969,739 votes.

In addition to Messrs. Buran and Mr. Hoy, three other candidates for the two open Member Director seats in New York were on the ballot:

* Thomas W. Schneider, President & CEO, Pathfinder Bank, Oswego, New York, who received 908,517 votes;

* David J. Nasca, President & CEO, Evans Bank, N.A., Hamburg, New York, who received 407,576 votes; and

* John M. Tolomer, President & CEO, The Westchester Bank, Yonkers, New York, who received 333,132 votes.

Item 8.01 Other Events.

On November 17, 2011, the FHLBNY issued a President's Report ("Report") to FHLBNY members announcing a dividend declaration by the FHLBNY's Board for the quarter ended September 30, 2011. A copy of the Report is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 2011 Director Election Report to FHLBNY security holders announcing New York State Member Director and districtwide Independent Director election results, dated November 17, 2011

99.2 President’s Report regarding the FHLBNY Board’s dividend declaration for the quarter ending September 30, 2011, dated November 17, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

November 17, 2011	By:	/s/ Patrick Morgan

Name: Patrick Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	2011 Director Election Report to FHLBNY security holders announcing New York State Member Director and districtwide Independent Director election results, dated November 17, 2011.
99.2	President’s Report regarding the FHLBNY Board’s dividend declaration for the quarter ending September 30, 2011, dated November 17, 2011.